Exhibit 99.1
Trubion Pharmaceuticals Announces Agreement to be Acquired by Emergent BioSolutions
SEATTLE, AUG. 12, 2010 — Trubion Pharmaceuticals, Inc. (NASDAQ: TRBN) today announced the signing of a definitive merger agreement with Emergent BioSolutions Inc. (NYSE: EBS), in which Emergent has agreed to acquire Trubion. Under the terms of the agreement, each share of Trubion common stock will be converted into the right to receive an upfront payment of $1.365 per share in cash and 0.1641 shares of Emergent BioSolutions common stock. The upfront payment represents a value of $4.55 per share, or approximately $96.8 million, based on Trubion’s total common shares outstanding, the net value of dilutive stock options, and the trading average of Emergent BioSolutions common stock for the five days prior to the signing of the definitive agreement. Trubion Pharmaceuticals stockholders will also receive one Contingent Value Right (CVR) per share, which will entitle the holder to receive cash payments based upon achievement of the following predefined milestones:

Applicable
Milestone Events	Payments
Initiation of the first Phase 2 clinical study for TRU-016	$1.75 million
Release of TRU-016 manufactured for use in clinical studies	$10.0 million
Initiation of dosing in the first Phase 2 clinical study for a non-CD20 target	$0.75 million
Initiation of the first Phase 3 clinical study in oncology indication for TRU-016	$15.0 million
Initiation of dosing in the first Phase 3 clinical study for the first major indication for CD20 candidate	$6.25 million
Initiation of dosing in the first Phase 3 clinical study for the second major indication for CD20 candidate	$5.0 million
The total potential aggregate value of the CVRs is $38.7 million over a 36-month period, post-closing. The combination of the upfront consideration along with the potential value of the CVRs results in total consideration of up to $135.5 million for Trubion stockholders.
Emergent will maintain research facilities in Seattle upon completion of the acquisition, and the location will become a therapeutics-focused product development site for the combined company.
Steven Gillis, Ph.D., executive chairman of the board of directors and acting president of Trubion, stated, “The acquisition of Trubion by Emergent will accelerate the continued development of our leading products and technologies. We believe the combination of Emergent’s strong financial position and expertise in development of biologics with Trubion’s innovative SMIP™ and SCORPION™ protein therapeutic product candidates and technologies will provide an efficient and effective development path for these promising products and technologies.”
Fuad El-Hibri, chairman of the board of directors and chief executive officer of Emergent BioSolutions, stated, “This acquisition strengthens Emergent’s biologics capabilities in two key aspects. First, it diversifies our product pipeline beyond infectious diseases into the two high-growth areas of oncology and autoimmunity. And, second, it broadens our monoclonal antibody therapeutic capabilities. Emergent’s stable vaccine franchise, substantial capital resources, and expertise in biologics manufacturing and product development combined with Trubion’s world-class therapeutic platform technologies and clinical-stage development programs should translate into significant value over the near and long term.”

The transaction has been approved by the Board of Directors of both companies and is subject to customary closing conditions, including the approval of the acquisition by stockholders of Trubion, and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
The acquisition of Trubion is expected to close in the fourth quarter of 2010. Wedbush PacGrow Life Sciences is acting as financial advisor, and Bingham McCutchen LLP is acting as legal advisor to Emergent BioSolutions for this transaction. MTS Health Partners L.P. is acting as financial advisor, and Fenwick & West LLP is acting as legal advisor to Trubion.
Trubion Conference Call and Webcast Information
Trubion will host a conference call to discuss the merger agreement on Aug. 12, 2010, at 5 p.m. ET/2 p.m. PT. The conference call will be available by webcast at www.trubion.com, or by calling (877) 564-1186 or (973) 409-9686. An audio replay of the call will be available from 8 p.m. ET Aug. 12, 2010, to midnight Aug. 26, 2010. To access the replay dial (800) 642-1687 or (706) 645-9291 and enter 93879103.
About Trubion
Trubion is a biopharmaceutical company that is creating a pipeline of novel protein therapeutic product candidates to treat autoimmune and inflammatory diseases and cancer. The Company’s mission is to develop a variety of first-in-class and best-in-class product candidates, customized for optimal safety, efficacy and convenience that it believes may offer improved patient experiences. Trubion’s current product candidates are novel single-chain protein, or SMIP, therapeutics, and are designed using its custom drug assembly technology. Trubion’s product pipeline includes CD20-directed SMIP therapeutics such as SBI-087 for autoimmune and inflammatory diseases, developed under the Company’s Pfizer collaboration. Trubion’s product pipeline also includes TRU-016, a novel CD37-targeted therapy for the treatment of B-cell malignancies developed under the Company’s Abbott collaboration. In addition to Trubion’s current clinical stage product pipeline, the Company is also developing its multi-specific SCORPION technology, both for targeting cell-surface molecules as well as simultaneously neutralizing soluble ligands. More information is available in the investors section of Trubion’s website: http://investors.trubion.com/index.cfm.
Additional Information about the Transaction and Where to Find It
This press release shall not constitute an offer to purchase or a solicitation of an offer to sell securities. In connection with this transaction, Emergent intends to file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 and Trubion intends to file with the SEC and mail to its stockholders a proxy statement/prospectus. Investors and stockholders are urged to read the registration statement, the proxy statement/prospectus and other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to the documents because they will contain important information about Emergent, Trubion and the transaction.
The registration statement, the proxy statement/prospectus and any other relevant materials (when they become available), and any other documents filed by Emergent and/or Trubion with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to: Emergent BioSolutions Inc., Attn: Investor Relations, 2273 Research Blvd., Suite 400, Rockville, MD 20850, or Trubion Pharmaceuticals Inc., Attn: Investor Relations, 2401 4th Ave., Suite 1050, Seattle, WA 98121. Investors and stockholders are urged to read the registration statement, the proxy statement/prospectus and the other relevant materials when they become available.
Participants in Solicitations
Emergent, Trubion and their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies from stockholders of Trubion in connection with the merger. Information regarding Emergent’s directors and officers is available in Emergent’s proxy statement on Schedule 14A for its 2010 annual meeting of stockholders, which was filed with the SEC on April 9, 2010. Information regarding Trubion’s directors and executive officers is available in Trubion’s proxy statement on Schedule 14A for its 2010 annual meeting of stockholders, which was filed with the SEC on April 21, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
Forward-Looking Statements
This release contains certain forward-looking statements that involve known and unknown risks, delays, uncertainties and other factors not under the control of Trubion. The company’s actual results, performance or achievements could be materially different from those projected by these forward-looking statements. The factors that could cause actual results, performance or achievements to differ from the forward-looking statements include the risk that the acquisition of Trubion by Emergent may not be consummated for reasons including that the conditions precedent to the completion of the acquisition may not be satisfied; the risk that one or more the milestones that would give rise to CVR payments is not achieved; the possibility that the expected benefits from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that Emergent and Trubion’s businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; any actions taken by either of the companies, including, but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); and other risks that are discussed in Trubion’s filings with the SEC, such as its Form 10-K, 10-Q and 8-K reports. Given these risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements.

Contact:
Jim DeNike
Senior Director, Corporate and Marketing Communications
Trubion Pharmaceuticals Inc.
(206) 838-0500
jdenike@trubion.com
http://www.trubion.com
Waggener Edstrom Worldwide Healthcare
Jenny Moede
Executive Vice President
(503) 473-5665
jmoede@waggeneredstrom.com